May 3, 2019

VIA EDGAR

Securities and Exchange Commission

450 5th Street

Judiciary Plaza

Washington, D.C. 20549

Gentlemen:

In accordance with the provisions of Section 17(g) of the Investment Company Act of 1940 and Rule 17g-1 promulgated thereunder, enclosed are the following documents covering our Joint Fidelity Bond with Travelers Casualty and Surety Company of America.1

1. Copy of the Investment Company Blanket Bond (Fidelity Bond) from

Travelers Casualty and Surety Company of America, covering the period January 15, 2019 to January 15, 2020.

2. "Insurance Agreement Among Insureds" as required by Rule 17g-1(f).

3. Copy of the Resolutions that were approved by all the Trustees at the Trustees' Meeting held on November 15, 2018, including a majority of those who are not "interested persons," regarding the amount, type, form and coverage of the Fidelity Bond.

4. Statement indicating the amount of the single insured bond which is required of each registered investment company as of September 30, 2018 .

5. Statement as to the period for which premiums have been paid.

1 Travelers Casualty and Surety Company of America Joint Fidelity Bond provides $5,000,000 of our $20,000,000 of joint fidelity bond coverage.  A joint fidelity bond issued by ICI Mutual Insurance Company provides the remaining $15,000,000 of coverage.

Foresters Financial TM and Foreters TM are trade names and trademarks of The Independent Order of Foresters (a fraternal benefit society) and its subsidiaries, including Foresters Financial Services, Inc.

Securities and Exchange Commission                                                                     May 3, 2019

                                                                -2-

These documents are being filed on behalf of:

First Investors Equity Funds

(Covered Call Strategy, Equity Income, Growth & Income, Hedged U.S. Equity Opportunities, International, Long Short, Opportunity, Premium Income Fund, Select Growth, Special Situations and Total Return)

First Investors Income Funds

(Floating Rate, Fund For Income, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income)

First Investors Life Series Funds

(Covered Call Strategy, Equity Income, Fund For Income, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds

(Tax Exempt Income, Tax Exempt Opportunities, California Tax Exempt, New Jersey Tax Exempt, New York Tax Exempt, Oregon Tax Exempt)

                                                                                                                                    Very truly yours,

                                                                                                                                    /s/ Scott K. Richardson

                                                                                                                                    Scott K. Richardson

                                                                                                                                    Secretary

                                                                                                                                    First Investors Funds

Resolutions - Board Meeting

November 15, 2018

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that each fund's participation in the IDL Policies is in the best interests of the fund and that the renewals of the IDL Policies, as presented to the Board, be and hereby are approved by the Board; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that the proposed allocations of the premiums for the IDL Policies, as presented to the Board, are fair and reasonable to each fund in light of the amount of the premium that each insured would pay if it purchased and maintained a single IDL policy; and it was

FURTHER RESOLVED, that the Officers of the funds are hereby authorized to execute on behalf of the funds the Joint Fidelity Bonds, the Joint D&O/E&O Policies and the IDL Policies, as well as the Agreement among the jointly insured parties regarding the allocation of premiums for and the share of recovery from the Joint Fidelity Bonds as required by Rule 17g-l(f) under the 1940 Act; and it was

FURTHER RESOLVED, that FIMCO is hereby directed to:
    File with the SEC within 10 days after receipt of an executed copy of each Joint Fidelity Bond, or amendment thereof, (i) a copy of the Bond, (ii) a copy of each resolution of the Board, including a majority of Board members who are not "interested persons," approving the amount, type, form, coverage of each such Bond and the portion of the premium to be paid by each fund, (iii) a statement showing the amount of a single insured bond which each fund would have provided and maintained had it not been named as an insured under a Joint Fidelity Bond, (iv) a statement as to the period for which the premiums for such Bond have been paid, (v) a copy of each agreement between the funds and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

    File with the SEC, in writing, within five days after the making of a claim under a Joint Fidelity Bond by the fund, a statement of the nature and amount of claim thereof;

    File with the SEC, within five days of the receipt thereof, a copy of the terms of the settlement of any claim made under a Joint Fidelity Bond by the fund; and

    Notify by registered mail each member of the Board at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim under the bond by the fund at the time the filings required under clauses 2 and 3 above are made, and (iii) the filing and proposed terms of settlement of any claim under a Bond by any other named insured within five days of the receipt of a notice from the fidelity insurance company.

INSURANCE AGREEMENT AMONG INSUREDS

REQUIRED BY RULE 17g-1 (f)

(Travelers Casualty and Surety Company of America)

First Investors Equity Funds (Covered Call Strategy, Equity Income, Global, Growth & Income, Hedged U.S. Equity Opportunities, International, Opportunity, Premium Income Fund, Select Growth, Special Situations and Total Return); First Investors Income Funds (Floating Rate, Fund For Income, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income; First Investors Life Series Funds (Covered Call Strategy, Equity Income, Fund For Income, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Select Growth Fund, Special Situations and Total Return): First Investors Tax-Exempt Funds (Tax Exempt Income, Tax Exempt Opportunities, California, New Jersey, New York, Oregon), all of which are registered management investment companies, together with First Investors Life Variable Annuity Fund A (Separate Account A), First Investors Life Level Premium Variable Life Insurance Separate Account B (Separate Account B), First Investors Life Variable Annuity Fund C (Separate Account C), First Investors Life Variable Annuity Fund D (Separate Account D) and First Investors Life Separate Account E. The Fidelity Bond with Travelers Casualty and Surety Company of America provides coverage for $5,000,000 for theft, misplacement and in transit losses. Pursuant to Rule 17g-1(f) of the Investment Company Act of 1940, each of the undersigned hereby agrees that in the event recovery is received under said bond as a result of a loss sustained by any one of the registered management investment companies and one or more of the other named insureds, each such registered management investment company shall receive an equitable and proportionate share of the recovery, at least equal to the amount each would have received had single insured bonds, with minimum coverage as required by Rule 17g-1(f) of the Investment Company Act of 1940, been provided and maintained by each registered management investment company.

First Investors Equity Funds

(Covered Call Strategy, Equity Income, Global, Growth & Income, Hedged U.S. Equity Opportunities, International, Opportunity, Premium Income, Select Growth, Special Situations and Total Return)

First Investors Income Funds

(Floating Rate, Fund For Income, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income)

First Investors Life Series Funds

(Covered Call Strategy, Equity Income, Fund For Income, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds

(Tax Exempt Income, Tax Exempt Opportunities, California Tax Exempt, New Jersey Tax Exempt, New York Tax Exempt, Oregon Tax Exempt)

FIRST INVESTORS EQUITY FUNDS

FIRST INVESTORS INCOME FUNDS

FIRST INVESTORS TAX EXEMPT FUNDS

FIRST INVESTORS LIFE SERIES FUNDS

ATTEST:

/s/ Scott Richardson                                                                                                    BY: /s/ E. Blake Moore Jr.

Scott Richardson                                                                                                               E. Blake Moore Jr.

Secretary                                                                                                                            President

FIRST INVESTORS LIFE VARIABLE ANNUITY FUND A

FIRST INVESTORS LIFE LEVEL PREMIUM VARIABLE LIFE INSURANCE POLICY - (SEPARATE ACCOUNT B)

FIRST INVESTORS LIFE VARIABLE ANNUITY FUND C

FIRST INVESTORS LIFE VARIABLE DEFERRED ANNUITY FUND C - (SEPARATE ACCOUNT C)

FIRST INVESTORS LIFE VARIABLE DEFERRED ANNUITY FUND D - (SEPARATE ACCOUNT D)

FIRST INVESTORS LIFE FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE POLICY - (SEPARATE ACCOUNT E)

FIRST INVESTORS LIFE MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY - (SEPARATE ACCOUNT E)

ATTEST:

/s/ Carol Lerner Brown                                                                                                BY: /s/ Matt Berman

Carol Lerner Brown, Secretary                                                                                         Matt Berman, President

Foresters Life Insurance                                                                                                    Foresters Life Insurance

and Annuity Company                                                                                                        and Annuity Company

FORESTERS INVESTMENT MANAGEMENT COMPANY, INC.

ATTEST:

/s/ Carol Lerner Brown                                                                                            BY: /s/ E. Blake Moore Jr.

Carol Lerner Brown, Secretary                                                                                     E. Blake Moore Jr.

Secretary                                                                                                                         President

FORESTERS FINANCIAL SERVICES, INC.

ATTEST:

/s/ Scott Richardson                                                                                                    BY: /s/ E. Blake Moore Jr.

Scott Richardson                                                                                                               E. Blake Moore Jr.

Secretary                                                                                                                            President

FORESTERS INVESTOR SERVICES, INC.

ATTEST:

/s/ Carol Lerner Brown                                                                                              BY: /s/ George Karris

Carol Lerner Brown                                                                                                         George Karris

Secretary                                                                                                                          President

FORESTERS ADVISORY SERVICES

ATTEST:

/s/ Carol Lerner Brown                                                                                        BY: /s/ E. Blake Moore Jr.

Carol Lerner Brown                                                                                                         E. Blake Moore Jr.

Secretary                                                                                                                          President

As of January 15, 2019

Dated this 3rd day of May, 2019, in New York, NY

Travelers Casualty and Surety Company of America

STATEMENT AS TO THE PERIOD FOR WHICH

PREMIUMS HAVE BEEN PAID

The premiums for the Fidelity Bond for Travelers Casualty and Surety Company of America for the period January 15, 2019 to January 15, 2020 have been paid in full.

Travelers Casualty and Surety Company of America

JANUARY 15, 2019 - JANUARY 15, 2020

STATEMENT SHOWING THE AMOUNT OF SINGLE

INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

COMPANY AS OF SEPTEMBER 30, 2018

REGISTERED INVESTMENT COMPANY                                                                                                 BOND REQUIRED

                                                                                                                                                                                (Thousands)

First Investors Equity Funds                                                                                                                                     $3,900

Covered Call Strategy Fund

Equity Income Fund

Global Fund

Growth & Income Fund

Hedged U.S. Equity Opportunities Fund

International Fund

Opportunity Fund

Premium Income Fund

Select Growth Fund

Special Situations Fund

Total Return Fund

First Investors Income Funds                                                                                                                                   $1,700

Floating Rate Fund

Fund For Income

Government Cash Management Fund

International Opportunities Bond Fund

Investment Grade Fund

Limited Duration Bond Fund

Strategic Income Fund

First Investors Tax Exempt Funds                                                                                                                         $1,500

First Investors Tax Exempt Income Fund

First Investors Tax Exempt Opportunities Fund

First Investors California Tax Exempt Fund

First Investors New Jersey Tax Exempt Fund

First Investors New York Tax Exempt Fund

First Investors Oregon Tax Exempt Fund

STATEMENT SHOWING THE AMOUNT OF SINGLE

INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

COMPANY AS OF SEPTEMBER 30, 2017 - Continued

REGISTERED INVESTMENT COMPANY                                                                                         BOND REQUIRED

                                                                                                                                                                        (Thousands)

First Investors Life Series Funds                                                                                                                     $1,500

Covered Call Strategy Fund

Equity Income Fund

Fund For Income

Government Cash Management Fund

Growth & Income Fund

International Fund

Investment Grade Fund

Limited Duration Bond Fund

Opportunity Fund

Select Growth Fund

Special Situations Fund

Total Return Fund